Virginia K. Sourlis, Esq., MBA*	The Courts of Red Bank
Philip Magri, Esq.+	130 Maple Avenue, Unit 9B2
Red Bank, New Jersey 07701
(732) 530-9007 Fax (732) 530-9008
www.SourlisLaw.com
* Licensed in NJ	Virginia@SourlisLaw.com
+ Licensed in NY

July 19, 2012

Board of Directors

GBS Enterprises Incorporated

585 Molly Lane

Woodstock, GA 30189

Re:	Registration Statement on Form S-1
8,064,000 Shares of Common Stock

To the Board of Directors of GBS Enterprises Incorporated:

We have acted as securities counsel to GBS Enterprises Incorporated, a Nevada corporation (the "Company"), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the "Securities Act"), therein registering under the Securities Act an aggregate of 8,064,000 shares (the “Warrants Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, consisting of (i) 6,044,000 Warrant Shares issuable upon the exercise of warrants issued in connection with the Company’s private placement of an aggregate of 6,044,000 Units pursuant to Section 4(2), Rule 506 of Regulation D and Regulation S promulgated under the Securities Act in March 2011 (the “Private Placement Warrants”) and (ii) 2,020,000 Warrant Shares issuable upon the exercise of an aggregate of 2,020,000 warrants sold to five “accredited investors” (as that term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act) pursuant to Section 4(2) promulgated under the Securities Act in March 2012 (the “Investor Warrants,” and together with the Private Placement Warrants, the “Warrants”).

In our capacity as corporate and securities counsel to the Company, we have reviewed the Company's Articles of Incorporation, as amended, By-laws, the Registration Statement, the exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents admitted to us as originals, the conformity to original documents submitted to us as certificated or photostatic copies, the authenticity of the originals of such latter documents and the date of authorization and valid execution and delivery of all documents. As to any facts material to this opinion, we have relied upon statements and representations of the Company officers and other representatives of the Company.

As of the date of this legal opinion, an aggregate of 2,925,000 Warrant Shares have been issued due to the exercise of 2,025,000 Private Placement Warrants and 900,000 Investor Warrants. Based upon the foregoing recitals and having regard for such legal considerations as we deem relevant, we are of the legal opinion that the 2,925,000 Warrant Shares issued upon the exercise of the foregoing Warrants, have been validly issued and are fully paid and non-assessable shares of Common Stock of the Company.

As of the date of this legal opinion, an aggregate of 5,139,000 Warrant Shares remain issuable upon the exercise of 4,019,000 Private Placement Warrants and 1,120,000 Investor Warrants. Based upon the foregoing recitals and having regard for such legal considerations as we deem relevant, we are of the legal opinion that the 5,139,000 Warrant Shares, if and when issued upon the exercise of the foregoing Warrants, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We express no opinion on the laws of any jurisdiction other than the federal securities laws and the Nevada Revised Statutes, including its applicable statutory provisions, the rules and regulations underlying those provisions and the applicable judicial and regulatory determinations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as may be amended from time to time. We also consent to the reference to our firm’s name under the heading “Experts” in the prospectus which forms a part of the Registration Statement.

Very truly yours,

/s/ The Sourlis Law Firm